UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

000-55760		47-3945882
(Commission File Number)		(I.R.S. Employer Identification No.)

	30 W. 4th Street, Cincinnati, Ohio	45202
	(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01              Other Events

On May 17, 2023, Fifth Wall Acquisition Corp. III (“FWAC”) reported that FWAC adopted (i) an amendment to its Amended and Restated Memorandum and Articles of Association (the “FWAC Articles”) to change the date by which FWAC must consummate a business combination or, if it fails to complete such business combination by such date, cease all operations except for the purpose of winding up and, subject to and in accordance with the FWAC Articles, redeem all of FWAC’s Class A ordinary shares, par value $0.0001, sold in FWAC’s initial public offering (such shares, the “Public Shares”), from May 27, 2023 to September 15, 2023 (the “Extension Amendment”) and (ii) an amendment to the FWAC Articles to eliminate from the FWAC Articles the limitation that FWAC shall not redeem the Public Shares to the extent that such redemption would cause FWAC’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation Amendment”). FWAC’s shareholders approved the Extension Amendment and the Redemption Limitation Amendment at an extraordinary general meeting of shareholders of FWAC on May 17, 2023.

Additional Information

This document relates to the proposed transactions (the “Proposed Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of December 13, 2022, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of March 21, 2023 (as it may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and a wholly-owned subsidiary of FWAC, and Mobile Infrastructure Corporation, a Maryland corporation (“MIC”). On January 13, 2023, FWAC filed a registration statement on Form S-4 (the “Form S-4”) with the Securities and Exchange Commission (the “SEC”), which, when finally amended, will include a joint proxy statement of FWAC and MIC and that will constitute a prospectus of FWAC (including any amendments and supplements thereto, the “Joint Proxy Statement/Prospectus”).  Both MIC and FWAC intend to file other documents with the SEC regarding the Proposed Transactions. A definitive Joint Proxy Statement/Prospectus will also be sent to the shareholders of FWAC and the stockholders of MIC, in each case seeking any required approvals, when available. Investors and security holders of FWAC and MIC are urged to carefully read the entire Joint Proxy Statement/Prospectus, when it becomes available, and any other relevant documents filed with the SEC because they will contain important information about the Proposed Transactions. The documents filed by FWAC and MIC with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, the documents filed by FWAC can be obtained free of charge from FWAC upon written request to Fifth Wall Acquisition Corp. III, 6060 Center Drive, 10th Floor, Los Angeles, California 90045, and the documents filed by MIC can be obtained free of charge from MIC upon written request to Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

No Offer or Solicitation

This document does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Proposed Transactions. This document also does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

FWAC, MIC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the Proposed Transactions and related matters. Information regarding FWAC’s and MIC’s directors and executive officers is contained in the Form S-4. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus, when it becomes available, and other relevant documents filed with the SEC. Free copies of these documents may be obtained as described in the paragraph titled “Additional Information.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: May 17, 2023	By:	/s/ Stephanie Hogue
Name: Stephanie Hogue
Title: President and Chief Financial Officer